Exhibit 23.1

[DIXON HUGHES PLLC LETTERHEAD]

Independent Auditors’ Consent

The Board of Directors
Southern Community Financial Corporation and Subsidiaries:

We consent to the use of our report incorporated by reference herein.

/s/ Dixon Hughes PLLC

Sanford, North Carolina
April 26, 2004